EXHIBIT 99.1
Spectrum Brands, Inc. 601 Rayovac Drive Madison WI 53711-2497 P.O. Box 44960 Madison WI 53744-4960 (608) 275-3340

FOR IMMEDIATE RELEASE	Contact: Dave Prichard 608.278.6141

Spectrum Brands Announces Pricing of 6.750% Senior Notes due 2020 and
Early Results of Tender Offer and Consent Solicitation

Madison, WI, March 15, 2012 -- Spectrum Brands, Inc. ("Spectrum Brands"), a subsidiary of Spectrum Brands Holdings, Inc. (NYSE: SPB), announced today that it will sell  $300 million aggregate principal amount of 6.750% Senior Notes due 2020 (the “Notes”) at a price of 100.00% of the par value. The Notes will be guaranteed by Spectrum Brands' direct parent company, SB/RH Holdings, LLC, as well as by existing and future domestic restricted subsidiaries.

Spectrum Brands intends to use the net proceeds from the Notes offering to pay the consideration for the previously announced cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) with respect to any and all of Spectrum Brands’ outstanding 12% Senior Subordinated Toggle Notes due 2019 (the “12% Notes”) plus fees and expenses, and, if not all 12% Notes are tendered pursuant to the Tender Offer and Consent Solicitation, to fund the redemption of all 12% Notes remaining outstanding after the completion of the Tender Offer and Consent Solicitation. Spectrum Brands will use remaining proceeds of approximately $25 million from the Notes offering  for general corporate purposes.

The Notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and outside the United States in reliance on Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of any Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Spectrum Brands also today announced that Spectrum Brands had received, as of 5:00 p.m., New York City time, on March 14, 2012 (the “Consent Expiration Date”), tenders and consents from the holders of $231,421,391 in aggregate principal amount, or approximately 94.45%, of its 12% Notes, $245,030,648 aggregate principal amount of which are currently outstanding, in connection with the Tender Offer.

The tender offer for the Notes is scheduled to expire at midnight, New York City time, on March 28, 2012, unless extended by Spectrum Brands or earlier terminated (the “Tender Expiration Date”).  Notes tendered after the Consent Expiration Date but prior to the Tender Expiration Date will not receive a consent payment.  Holders of the Notes who tendered their Notes prior to the Consent Expiration Date are entitled to receive a consent payment of $30 per $1,000 principal amount of the Notes validly tendered and accepted for purchase, in addition to the tender offer consideration of $1,070 per $1,000 principal amount of Notes plus accrued and unpaid interest on those Notes. The terms of the Tender Offer and Consent Solicitation are detailed in Spectrum Brands' Offer to Purchase and Solicitation of Consents, dated March 1, 2012.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, Inc., a member of the Russell 2000 Index, is a diversified global consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, the Company offers a broad portfolio of market-leading and widely trusted brands including Rayovac®, Remington®, Varta®, George Foreman®, Black & Decker®, Toastmaster®, Tetra®, Marineland®, Nature's Miracle®, Dingo®, 8-in-1®, FURminator®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot® and Black Flag®. Spectrum Brands Holdings' products are sold by the world's top 25 retailers and are available in more than one million stores in approximately 130 countries.  With 6,000 employees in 43 countries, Spectrum Brands Holdings reported fiscal 2011 net sales of approximately $3.2 billion.

Forward-Looking Statements

Certain matters discussed in this news release and other oral and written statements by representatives of the Company regarding matters such as the information regarding the terms of its notes offering and tender offer and consent solicitation and other information described above, related transactions, expected sales, adjusted EBITDA, debt reduction and leverage, and other measures of financial performance, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the impact of our substantial outstanding indebtedness (including the restrictions contained therein) on our business, financial condition and results of operations, and our ability to manage and otherwise comply with our covenants with respect to such indebtedness, (2) the inability to integrate, and to realize synergies from, the combined businesses of Spectrum Brands and Russell Hobbs, (3) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products we offer, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where we do business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) our ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from our cost-cutting initiatives, (10) our ability to identify, develop and retain key employees, (11) unfavorable weather conditions, (12) the cost and effect of threatened or pending litigation or governmental proceedings, changes in governmental regulations, or changes in accounting policies applicable to our business, (13) adverse changes in capital market conditions, and (14) various other risks and uncertainties, including those discussed herein and those set forth in Spectrum Brands Holdings' and Spectrum Brands' securities filings, including the most recently filed Annual Report on Form 10-K for Spectrum Brands, Inc. or Quarterly Reports on Form 10-Q for Spectrum Brands, Inc.   We also caution the reader that our estimates of trends, market share, retail consumption of our products and reasons for changes in such consumption are based solely on limited data available to us and management's reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

We also caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. We undertake no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

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